                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                              1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box

[ ]     Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Under Rule 14a-12

                                  Calton, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

Check the appropriate box

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14(a)(6)(i)(4) and
        0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5)   Total Fee Paid:

--------------------------------------------------------------------------------

__   Fee paid previously with preliminary materials

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount previously paid:____________________________________________________

2)   Form, Schedule or Registration Statement No._______________________________

3)   Filing party:______________________________________________________________

4)   Date Filed:________________________________________________________________

                                  CALTON, INC.
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 21, 2003

                         ------------------------------

TO THE SHAREHOLDERS OF CALTON, INC.

     The Annual Meeting of the Shareholders of CALTON, INC. (the "Company") will be held on Wednesday, May 21, 2003 at the corporate offices of Calton, Inc., 2013 Indian River Boulevard, Vero Beach, Florida at 10:00 a.m., local time, for the following purposes:

     1.   To elect two (2) directors.

     2. To consider and act upon an amendment to the Calton, Inc. 2000 Equity Incentive Plan (the "2000 Plan") to increase the number of shares reserved for issuance under the 2000 Plan from 800,000 to 1,300,000 shares.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of Common Stock of record at the close of business on March 28, 2003 are entitled to notice of and to vote at the meeting.

                                         By Order of the Board of Directors,

                                         MARY H. MAGEE
                                           SECRETARY

Red Bank, New Jersey
March 31, 2003

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU ARE UNABLE TO DO SO, PLEASE MARK, SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                  CALTON, INC.

                                  -------------

                                 PROXY STATEMENT

                                  -------------

     GENERAL INFORMATION

     This Proxy Statement is furnished to the holders of Calton, Inc. (the "Company" or "Calton") Common Stock, $.05 par value ("Common Stock"), in connection with the solicitation of proxies for use at the annual meeting of shareholders to be held on May 21, 2003, and at any adjournment thereof (the "meeting" or "annual meeting"), pursuant to the accompanying Notice of Annual Meeting of Shareholders. Holders of Common Stock are referred to herein collectively as the "shareholders." Forms of proxies for use at the meeting are also enclosed. The Company anticipates mailing this Proxy Statement to its shareholders on or about April 7, 2003. The executive offices of the Company are located at 2013 Indian River Boulevard, Vero Beach, Florida 32960.

     Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the secretary of the meeting. Presence at the meeting does not of itself revoke the proxy; however, a vote cast at the meeting by written ballot will revoke the proxy. All shares represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted FOR the election of the nominees for director named herein and FOR the proposal to amend the 2000 Equity Incentive Plan (the "2000 Plan") to increase the number of shares reserved for issuance thereunder. Management is not aware at the date hereof of any matters to be presented at the meeting other than the election of the directors and the proposal to amend the 2000 Plan. If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

     Proxies for use at the meeting are being solicited by the Board of Directors of the Company. The cost of preparing, assembling and mailing the proxy material is to be borne by the Company. It is not anticipated that any compensation will be paid for soliciting proxies, and the Company does not intend to employ specially engaged personnel of the Company or other paid solicitors in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of the Company may, without additional compensation, solicit proxies personally or by telephone, facsimile transmission or letter.

     VOTING SECURITIES

     The voting securities entitled to vote at the meeting consist of shares of Common Stock, with each share entitling its owner to one vote on an equal basis. On March 28, 2003, the number of outstanding shares of Common Stock was 4,644,208. Only shareholders of record on the books of the Company at the close of business on March 28, 2003 will be entitled to vote at the meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the meeting. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote, is required for the election of directors. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required for the amendment of the 2000 Plan. The proxy card provides space for a shareholder to withhold votes for any nominee for the Board of Directors.

     All votes will be tabulated by the inspector of election appointed at the meeting who will separately tabulate affirmative votes, negative votes, authority withheld for any nominee for director, abstentions and broker non-votes. Authority withheld will be counted toward the tabulation of the votes cast on the election of directors and will have the same effect as a negative vote. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates and, accordingly, will have no effect on the outcome of the vote. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the annual meeting.

     PRINCIPAL SHAREHOLDERS

     The following table sets forth information with respect to each person who, as of March 28, 2003, is known by the Company to be the beneficial owner (as defined in Rule 13d-3 ("Rule 13d-3") of the Securities Exchange Act of 1934) of more than five percent (5%) of the Company's Common Stock. Except as set forth in the footnotes to the table, the shareholders have sole voting and investment power over such shares:

                                                    Amount and          Percent
                                                    Nature of             of
Name of Beneficial Owner                       Beneficial Ownership      Class
------------------------                       --------------------      -----
Anthony J. Caldarone..........................        1,725,750 (1)      35.9%
Joyce P. Caldarone............................        1,725,750 (2)      35.9%
Caxton Associates, LLC........................          289,159 (3)       6.2%

--------------------

(1) Includes an aggregate of 456,240 shares held by Joyce P. Caldarone, Mr. Caldarone's wife, as to which shares he disclaims any beneficial interest, and 159,000 shares subject to stock options which are exercisable within 60 days of March 28, 2003 ("Currently Exercisable Stock Options").

(2) Includes an aggregate of 1,269,510 shares beneficially owned by Anthony J. Caldarone, Mrs. Caldarone's husband, as to which shares she disclaims any beneficial interest.

(3) Includes 170,215 shares owned by Caxton International Limited, 25,096 shares owned by Caxton Equity Growth, LLC and 93,848 shares owned by Caxton Equity Group (BVI) Ltd. Based on a Schedule 13G filed with the Securities and Exchange Commission, Caxton Associates, LLC is the trading advisor to Caxton International Limited and Caxton Equity Growth (BVI), and the managing member of Caxton Equity Growth LLC and as such, has voting and dispositive power of the shares identified above. Mr. Bruce

     Kovner, by reason of being chairman of Caxton Associates, LLC and the sole shareholder of Caxton Corporation, the majority owner of Caxton Associates, LLC may also be deemed to be the beneficial owner of the shares identified above. Mr. Kurt Feuerman, a Managing Director and Senior Trader of Caxton Associates, LLC, owns 4,000 shares of the Company's Common Stock. The address of Caxton Associates LLC, is Princeton Plaza, Building 2, 731 Alexander Road, Princeton, New Jersey 08540.

     SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information, as of March 28, 2003, with respect to the beneficial ownership (as defined in Rule 13d-3) of the Company's Common Stock by each director and nominee for director, each of the Named Officers (as defined in the section captioned "Executive Compensation") who is currently an officer of the Company and by all directors and executive officers as a group. Except as set forth in the footnotes to the table, the shareholders have sole voting and investment power over such shares.

                                                                  Amount and              Percent
                                                                  Nature of                 of
Name of Beneficial Owner                                     Beneficial Ownership          Class
------------------------                                     --------------------          -----
Anthony J. Caldarone.....................................           1,725,705  (1)         35.9%
Kenneth D. Hill..........................................             165,550  (2)          3.5
John G. Yates............................................             122,520  (3)          2.6
Maria F. Caldarone.......................................              89,593  (4)          1.9
Laura A. Camisa..........................................              79,696  (4)          1.7
J. Ernest Brophy.........................................              52,289  (5)          1.1
Mark N. Fessel...........................................              54,444  (5)          1.2
Frank Cavell Smith, Jr...................................              34,013  (6)           (7)
Thomas C. Corley.........................................              18,910  (8)           (7)
Robert E. Naughton.......................................               9,000  (9)           (7)
All Directors and Executive Officers as
   a Group (10 persons)(1),(2),(3),(5),(6), (8) and (9)..           2,352,164              46.5

---------------

(1) Includes an aggregate of 456,240 shares held by Joyce P. Caldarone, Mr. Caldarone's wife, as to which shares he disclaims any beneficial interest, and 159,000 shares subject to Currently Exercisable Stock Options.
(2) Includes 8,000 shares held by Mr. Hill's spouse, as to which shares he disclaims any beneficial interest, and 140,000 shares subject to Currently Exercisable Stock Options.
(3)  Includes 11,000 shares subject to Currently Exercisable Stock Options.
(4)  Includes 6,000 shares subject to Currently Exercisable Stock Options.
(5)  Includes 22,000 shares subject to Currently Exercisable Stock Options.
(6)  Includes 24,000 shares subject to currently Exercisable Stock Options.
(7) Shares beneficially owned do not exceed 1% of the Company's outstanding Common Stock.
(8)  Includes 16,000 shares subject to Currently Exercisable Stock Options.
(9)  Includes 9,000 shares subject to Currently Exercisable Stock Options.

                              ELECTION OF DIRECTORS

     The Company's by-laws provide that the Board of Directors shall consist of not fewer than three nor more than 15 members. The Board of Directors is divided into four classes, with each class to hold office for a term of four years and the term of office of one class to expire each year. The Board of Directors has fixed the number of directors at seven, two of whom are to be elected at the 2003 Annual Meeting, one whose term expires at the annual meeting in 2004, two whose terms expire at the annual meeting in 2005 and two whose terms expire at the annual meeting in 2006.

     Mark N. Fessel and John G. Yates are the incumbent directors whose terms expire at the 2002 annual meeting. Each of Mr. Fessel and Mr. Yates has been nominated to stand for election at the meeting to hold office until the 2007 annual meeting. It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, in favor of each of the nominees identified above. If any nominee should be unable to serve, the proxies will be voted for the election of a substitute nominee, if any, designated by the Board of Directors. The Company is not aware of any reason why any nominee, if elected, would be unable to serve as a director.

     Set forth below is certain biographical information with respect to the nominees for election to the Board and the directors whose terms of office will continue after the 2003 annual meeting.

NOMINEES FOR ELECTION FOR A FOUR YEAR TERM EXPIRING AT THE 2007 ANNUAL MEETING.

     MARK N. FESSEL. Mr. Fessel, age 46, has served as a Director of Calton since May 1993. Since 1985, Mr. Fessel has owned and operated a real estate company and has acted as principal in numerous commercial and residential real estate developments throughout the northeast. Mr. Fessel is a 1981 graduate of the New York University School of Law and the New York University Undergraduate School of Business. Prior to forming his own real estate company in 1985, Mr. Fessel was an associate at the New York based law firm of Weil, Gotshal & Manges.

     JOHN G. YATES. Mr. Yates, age 60, was appointed President and Chief Operating Officer of the Company in September 2002 and a Director of the Company in October 2002. He has served as President and Chief Executive Officer of the Company's wholly owned subsidiary, PrivilegeONE Networks, LLC since May 2001. For eight years prior to joining the Company, Mr. Yates served as Senior Vice President and General Manager of American Express, and in that capacity implemented and managed the American Express Corporate Purchasing Card division. He was also employed for more than 24 years with General Electric in a variety of senior management positions.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING

     KENNETH D. HILL. Mr. Hill, age 61, has served as a Director of Calton since April 1999. From July 1999 through June, 2001 he served as Chief Executive Officer of the Company's wholly owned subsidiary, eCalton.com, Inc. Since 1975, he has founded and managed computer related companies, including NASTEC Corporation, a developer of computer-aided software engineering development tools, from 1982 until its acquisition in 1987, and Multiple

Technologies Corporation, a consulting and application development company, from 1975 to 1982. From January 1994 through February 1996, he was employed as a consultant by KDH Enterprises, Inc. From March 1997 through April 1998, Mr. Hill served as President and Chief Executive Officer of DataTell Solutions, Inc., a regional systems integration company that filed for federal bankruptcy protection in May 1998. He served as President and Chief Executive Officer of National AmeriServe, Inc., an internet business solutions provider, from May 1998 through October 1998, when it merged with iAW, Inc., the predecessor of eCalton.com, Inc.

     J. ERNEST BROPHY. Mr. Brophy, age 78, a self-employed attorney and Certified Public Accountant specializing in tax consultation to clients engaged in the construction business, was reappointed as a Director of Calton in November 1995, having served in such capacity from March 1983 through November 1985 and from April 1986 until through May 1993. From 1992 through March 1996, Mr. Brophy served as Chief Financial Officer and a director of Hurdy-Gurdy International, Inc., a company that marketed sorbet products.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

     ANTHONY J. CALDARONE. Mr. Caldarone, age 65, has served as Chairman and Chief Executive Officer of the Company since November 1995. From November 1995 through August 2002, Mr. Caldarone also served as President of the Company. He served as director of the Company from June 1993 through October 1995 and as Chairman, President and Chief Executive Officer from the inception of the Company in 1981 through June 1993.

     ROBERT E. NAUGHTON. Mr. Naughton, age 65, has served as a Director of Calton since April 1999. He has served as Executive Vice President of the Company's wholly-owned subsidiary, eCalton.com, Inc., since December 2000. He served as a consultant to eCalton.com from July 2000 through November 2000. From 1990 until July 2000, he served as President and CEO of SIG, Inc., an information technology consulting firm specializing in network design and management, technology transition, business profit improvement, project management, e-business and staff augmentation. Prior to 1990, Mr. Naughton held management positions with AGS Information Services, Compuware and SPR Corporation. He has 25 years of experience in the information technology industry, including sales, marketing, recruiting and P&L management.

DIRECTOR CONTINUING IN OFFICE UNTIL 2004 ANNUAL MEETING.

     FRANK CAVELL SMITH, JR. Mr. Smith, age 58, has served as a Director of Calton since May 1993. Since 1990, Mr. Smith has been associated with the MEG Companies as a Senior Consultant responsible for corporate real estate consulting activities. From 1977 to 1990, Mr. Smith served as a Real Estate Consultant and Real Estate Development Manager for The Spaulding Co., Inc. Mr. Smith also is an adjunct faculty member at Boston University and a member of the Board of Trustees of Shelter, Inc.

     MEETINGS OF THE BOARD OF DIRECTORS; COMMITTEES

     During the fiscal year ended November 30, 2002, the Board of Directors held four meetings and acted by unanimous written consent on five occasions. During fiscal 2002, each member of the Company's current Board of Directors attended at least 75% of the meetings of the Board of Directors and all of the meetings of the committees on which he served. See the section captioned "Directors' Compensation" for a discussion of fees paid by the Company to its directors for their services.

     During fiscal 2002, the Board of Directors had two standing committees: the Audit Committee and the Compensation Committee.

     The Audit Committee currently consists of Mr. Brophy, Mr. Fessel and Mr. Smith. The functions performed by the Audit Committee are, among other things, to recommend to the Board of Directors the auditors to be engaged as the Company's independent public accountants, to review the proposed plan and scope for the annual audit and the results of such audit when completed, to review the services rendered by the auditors and the fees charged for such services, to determine the effect, if any, on the independent public accountants' independence of the performance of any non-audit services and to review the plan, scope and results of the Company's internal audit operations. During fiscal 2002, the Audit Committee held three meetings. See "Report of Audit Committee."

     Mr. Fessel and Mr. Smith currently serve as members of the Compensation Committee. The Compensation Committee reviews and approves compensation for executive employees of the Company on a periodic basis, subject to approval of the Board, and administers the Company's Incentive Compensation Plan, the 2000 Plan, the 1996 Equity Incentive Plan (the "1996 Plan"), the Amended and Restated 1993 Non-Qualified Stock Option Plan (the "1993 Plan" and, collectively with the 2000 Plan and the 1996 Plan, the "Option Plans") and the Employee Stock Purchase Plan. During fiscal 2002, the Compensation Committee held one meeting and acted by unanimous written consent on one occasion.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the fiscal years ended November 30, 2002, 2001 and 2000 of the Chief Executive Officer of the Company in fiscal 2002 and the other executive officers of the Company who earned salary and bonuses in fiscal 2002 in excess of $100,000 (collectively, the "Named Officers"):

                                                                                LONG TERM
                                            ANNUAL COMPENSATION AWARDS         COMPENSATION
                                          ---------------------------------    ------------
                                                                                  AWARDS
                                                                             ----------------
                                                              OTHER ANNUAL      SECURITIES         ALL OTHER
           NAME AND                                           COMPENSATION      UNDERLYING       COMPENSATION
      PRINCIPAL POSITION            YEAR       SALARY($)           ($)             OPTIONS           ($)(1)
-------------------------------    ------ ------------------ --------------  ----------------- -----------------
Anthony J. Caldarone                2002    $   117,433      $         ---           (2)           $7,594
   Chairman & Chief                 2001        247,500                ---       175,000(3)        88,500
   Executive Officer                2000        275,000                ---       100,000           10,093

John G. Yates                       2002        207,270                ---        90,000(2)           ---
   President (4)                    2001        134,000          16,500(5)        55,000(6)           ---
                                    2000            ---                ---           ---              ---

Thomas C. Corley                    2002        141,162                ---        20,000(2)           ---
   Senior Vice President,           2001            ---                ---           ---              ---
     Treasurer and Chief            2000            ---                ---           ---              ---
     Financial Officer(7)

Maria F. Caldarone                  2002        120,000                ---        20,000(2)           589
   Executive Vice President(8)      2001            ---                ---           ---              ---
                                    2000            ---                ---           ---              ---

Laura A. Camisa                     2002        115,000                ---        20,000(2)           580
    Senior Vice President(8)        2001            ---                ---           ---              ---
                                    2000            ---                ---           ---              ---

---------------

(1) Amounts reported for fiscal 2002 report include cost of premiums paid by the Company under a program which provides officers of the Company with additional life insurance (supplementing the coverage available under the Company's group life insurance plan).
(2) Does not include options granted in January 2002 for services rendered in fiscal 2001 as follows: Mr. Caldarone - 75,000 shares; Mr. Yates - 25,000 shares; Mr. Corley - 20,000 shares; Ms. Caldarone - 30,000 shares; and Ms. Camisa - 30,000 shares.
(3) Represents 75,000 shares underlying options granted in January 2002 for services rendered in fiscal 2001 and 100,000 shares underlying options which were repriced in fiscal 2001.
(4)  Mr. Yates was not an executive officer of the Company in fiscal 2000.
(5)  Represents housing allowance.
(6) Represents 25,000 shares underlying options granted in January 2002 for services rendered in fiscal 2001 and 30,000 shares underlying options granted in July 2001.
(7) Mr. Corley was not an executive officer of the Company in fiscal 2000 or 2001 and thus compensation information for such years is not presented above.
(8) Compensation paid to this officer in fiscal years 2001 and 2000 did not exceed $100,000 and thus information with respect to such years is not presented above.

     DIRECTORS' COMPENSATION

     Members of the Board of Directors who are not full time employees of Calton were each entitled in fiscal 2002 to annual compensation of $10,000 for service as a director. Calton paid or accrued a total of $42,917 in director fees to members of the Board of Directors during fiscal year 2002 ($12,000 of which was paid in the form of Common Stock pursuant to elections permitted under the 1996 Option Plan and 2000 Option Plan). Effective February 26, 2003, directors will no longer be entitled to cash compensation for services as a director.

         Each non-employee director is awarded options to purchase 10,000 shares of the Company's Common Stock each time such director is elected or re-elected to the Board of Directors and each time that an annual meeting of shareholders is held during the term of such director. In order to receive the award, an incumbent non-employee director must have attended 75% of all Board meetings and 75% of all meetings of Board committees of which the director is a member during the prior 12 months. Options to purchase an aggregate of 10,000 shares of Common Stock at an exercise price of $.57 per share (the fair market value of the Common Stock on the date of grant) were granted to non-employee directors pursuant to this arrangement in fiscal 2002.

     Directors are reimbursed for travel expenses incurred in connection with attendance at Board and committee meetings.

     EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

     Effective November 21, 1995, the Company entered into an Employment Agreement (the "Employment Agreement") with Anthony J. Caldarone, Chairman, President and Chief Executive Officer of the Company. Pursuant to the Employment Agreement, Mr. Caldarone is entitled to a minimum annual salary of $250,000 ("Base Compensation") which may be increased by the Board or a committee thereof. Mr. Caldarone agreed to a reduction in his annual base salary to $165,000 in October 2001. In January 2002, Mr. Caldarone agreed to a further reduction of his salary to $100,000 per year. In October 2002, the Board of Directors extended the term of the Employment Agreement by one year until November 30, 2003. Mr. Caldarone is entitled to participate in any bonus compensation or benefit plan or arrangement provided by the Company to its employees or senior level executives, including the Company's Incentive Plan. Under the Employment Agreement, Mr. Caldarone may be awarded up to thirty percent (30%) of the Incentive Plan's designated incentive compensation for any fiscal year and, subject to such limitation, is entitled to not less than one-half of the average percentage that all awards to other Eligible Participants are of the respective Eligible Participants' base salary for the relevant fiscal year. Mr. Caldarone is entitled to be reimbursed by the Company for certain automobile expenses and was granted options to purchase 100,000 shares of Common Stock under the 1996 Option Plan pursuant to the Employment Agreement.

     If the Employment Agreement is terminated by reason of Mr. Caldarone's death, the Company is obliged to reimburse Mr. Caldarone's designated beneficiaries the cost of COBRA benefits, other than long-term disability coverage, for a period of 18 months following the date of death. If the Employment Agreement is terminated by reason of Mr. Caldarone's disability, Mr. Caldarone will be entitled to receive a lump sum cash payment equal to $275,000

(the "Severance Compensation") from the Company as well as the cost of COBRA benefits, other than long-term disability, for him and his family for a period of 18 months following the date of termination, and continue to participate in any group life insurance or supplemental life insurance program of the Company then in effect for a period of 18 months following the date of termination (collectively, the "Severance Benefits"). The Company may terminate the Employment Agreement for just cause in the event Mr. Caldarone is convicted of a felony in connection with his duties as an officer of the Company, if the commission of such felony resulted in a personal financial benefit to Mr. Caldarone. Upon termination for just cause by the Company, Mr. Caldarone is not entitled to receive any Severance Compensation or Severance Benefits. If the Company terminates the Employment Agreement without just cause, Mr. Caldarone is entitled to the Severance Compensation and Severance Benefits. If the Company terminates the Employment Agreement by issuing a notice of non-extension, Mr. Caldarone is entitled to receive Severance Compensation as well as the Severance Benefits. Mr. Caldarone may terminate the Employment Agreement for just cause and receive Severance Compensation and Severance Benefits, if (i) the Board fails to re-elect him as each of Chairman, President and Chief Executive Officer of the Company, (ii) the Board significantly reduces the nature and scope of his authorities, powers, duties and functions, (iii) the Company breaches any material covenant of the Employment Agreement or (iv) the Company consents to Mr. Caldarone's retirement. If Mr. Caldarone terminates the Employment Agreement without just cause or by issuing a notice of non-extension, he is not entitled to the Severance Compensation or Severance Benefits. After the date of termination of Mr. Caldarone's employment for any of the reasons specified herein and in the Employment Agreement, Mr. Caldarone will not receive any further salary payments under the Employment Agreement.

     In February 2003, Mr. Caldarone and the Company agreed that effective March 1, 2003, the amount of Severance Compensation payable to Mr. Caldarone under his Employment Agreement would be reduced by the amount of salary thereafter paid to Mr. Caldarone as Chairman and Chief Executive Officer of the Company.

     OPTION GRANTS

     Shown below is further information with respect to grants of stock options in fiscal 2002 to the Named Officers by the Company which are reflected in the Summary Compensation Table set forth under the caption "Executive Compensation."

                                                       Individual Grants
                                 -------------------------------------------------------------
                                                                                                Potential Realizable Value
                                   Number of        Percent of                                  at Assumed Annual Rates of
                                   Securities      Total Options                                 Stock Price Appreciation
                                   Underlying       Granted to      Exercise or                       for Option Term
                                    Options        Employees in      Base Price     Expiration  ---------------------------
             Name                Granted (#)(1)     Fiscal Year        ($/Sh)          Date         5% ($)         10% ($)
             ----                --------------   ---------------  -------------   ------------ ----------     ------------
Anthony J. Caldarone........            --                --               --              --           --              --
John G. Yates...............        90,000 (2)          58.1%            .155        10/30/12     $161,512        $208,376
Thomas C. Corley............        20,000 (2)          12.9             .155        10/30/12       35,891          46,306
Maria F. Caldarone..........        20,000 (2)          12.9             .155        10/30/12       35,891          46,306
Laura A. Camisa.............        20,000 (2)          12.9             .155        10/30/12       35,891          46,306

0
---------------

(1) Does not include options granted in January 2002 for services rendered in fiscal 2001. As reported in the Proxy Statement for the Company's 2002 Annual Meeting of Shareholders, in January 2002, Mr. Caldarone and Mr. Yates were granted options to purchase 75,000 and 25,000 shares, respectively, of Common Stock at an exercise price of $.61 per share for services rendered in fiscal 2001. In addition, in January 2002, the other Named Officers identified above were granted options to purchase the following number of shares at an exercise price of $.61 per share for services rendered in fiscal 2001 as follows: Ms. Caldarone - 30,000; Ms. Camisa - 30,000 and Mr. Corley - 20,000. Each of such options is exercisable in five equal annual installments commencing on the first anniversary of the date of grant and expires in January 2012.

(2) These options are exercisable cumulatively in three equal annual installments commencing on the first anniversary of the date of grant.

     OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to options exercised by the Named Officers during fiscal 2002 and the value of unexercised options to purchase the Company's Common Stock held by the Named Officers at November 30, 2002.

                                                                NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                             OPTIONS HELD AT FY-END (#)         OPTIONS AT FY-END ($)(1)
                                                             --------------------------       ----------------------------
                               SHARES
                             ACQUIRED ON       VALUE
          NAME               EXERCISE(#)     REALIZED($)     EXERCISABLE   UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
          ----               -----------     -----------     -----------   -------------      -----------    -------------
Anthony J. Caldarone....            --              --          136,000          99,000           (2)              (2)
John G. Yates...........            --              --            6,000         139,000           (2)          $ 2,250
Thomas C. Corley........            --              --           12,000          48,000           (2)              500
Maria F. Caldarone......            --              --               --          50,000           (2)              750
Laura A. Camisa.........            --              --               --          50,000           (2)              750

----------

(1) Represents market value of shares covered by in-the-money options on November 30, 2002. The closing price of the Common Stock on such date was $.18. Options are in-the-money if market value of shares covered thereby is greater than the option exercise price.

(2) Exercise price of options exceeded closing price of Common Stock on November 30, 2002.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table provides information as of November 30, 2002 with respect to shares of Common Stock that may be issued under the Company's equity compensation plans:

============================ ============================ ============================ ===============================
                                                                                            NUMBER OF SECURITIES
                                                                                          REMAINING AVAILABLE FOR
                             NUMBER OF SECURITIES TO BE    WEIGHTED-AVERAGE EXERCISE    FUTURE ISSUANCE UNDER EQUITY
                               ISSUED UPON EXERCISE OF       PRICE OF OUTSTANDING      COMPENSATION PLANS (EXCLUDING
                                OUTSTANDING OPTIONS,         OPTIONS, WARRANTS AND        SECURITIES REFLECTED IN
                                 WARRANTS AND RIGHTS                RIGHTS                      COLUMN (A))

       PLAN CATEGORY                     (A)                          (B)                           (C)

---------------------------- ---------------------------- ---------------------------- -------------------------------
Equity compensation plans                   731,200                   $3.24                         60,478    (2)
approved by security
holders(1)
---------------------------- ---------------------------- ---------------------------- -------------------------------
Equity compensation plans
not approved by security
holders(3)                                  120,000                   $8.15                            -0-
---------------------------- ---------------------------- ---------------------------- -------------------------------
TOTAL                                       851,200                   $3.93                         60,478
============================ ============================ ============================ ===============================

(1) The Company's 1996 Plan and 2000 Plan provide for the issuance of incentive awards to officers, directors, employees and consultants in the form of stock options, stock appreciation rights, restricted stock and deferred stock, and in lieu of cash compensation. The Company's Employee Stock Purchase Plan permits the purchase of Common Stock by employees at a discount to market value through periodic payroll deductions.

(2) Represents 521 shares available for issuance under the 1993 Plan, 1,075 shares available for issuance under the 1996 Plan, 2,622 shares available for issuance under the 2000 Plan and 56,260 shares available for issuance under the Employee Stock Purchase Plan. The number of shares available for issuance under the Employee Stock Purchase Plan is increased on January 1 of each year by an amount equal to the lesser of two percent (2%) of the total number of shares of Common Stock then outstanding or 75,000 shares.

(3) Represents shares subject to options granted to Kenneth D. Hill, a Director of the Company pursuant to an employment agreement with the Company which terminated in July 1999. The options granted to Mr. Hill have an exercise price of $8.15 per share and expire in July 2009.

     CORPORATE PERFORMANCE

     Set forth below is a performance graph which compares the percentage change in the cumulative total shareholder return on the Common Stock of the Company for the period from December 1, 1997 to November 30, 2002, with the cumulative total return over the same period on the American Stock Exchange Market Value Index and the RDG Internet Index over the same period (assuming the investment of $100 in the Company's Common Stock, the American Stock Exchange Market Value Index and the RDG Internet Index on December 1, 1997 and that all dividends were reinvested). The performance graph contained in the Proxy Statement for the Company's 2002 Annual Meeting of Shareholders included a comparison of the percentage change in the cumulative total shareholder return to the JP Morgan H&Q Internet Index. The JP Morgan H&Q Internet Index is no longer published. As a result, the Company replaced the comparison to such index with a comparison to the RDG Internet Index. The performance graph set forth below contains a comparison of the percentage change in cumulative total shareholder return to the JP Morgan H&Q Internet Index for the period from December 1, 1997 to November 30, 2001.



CALTON INC NEW

                                                        Cumulative Total Return
                                     ------------------------------------------------------------
                                        11/97     11/98     11/99      11/00     11/01     11/02


CALTON INC NEW                         100.00    242.86    385.83      30.86     23.38      7.86
AMEX MARKET VALUE (U.S. & FOREIGN)     100.00     96.52    122.71     121.70    116.49    104.37
JP MORGAN H & Q INTERNET 100           100.00    207.68    624.95     365.61    207.10       ---
RDG INTERNET                           100.00    177.47    413.01     356.02    199.88    145.39

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee" or the "Committee") has furnished the following report on executive compensation.

     The Compensation Committee is currently comprised of independent, non-employee directors. It is charged with the responsibility of reviewing and approving the compensation of the Company's officers and administration of the Company's Incentive Plan, the Option Plans and severance policy for the Company's senior executives.

     The Committee has determined that the Company's policies for compensation, including base compensation, incentive compensation and benefits, should be guided by the marketplace. In recent years, the Committee has determined that the blend of base salary and incentive compensation offered to the Company's executive officers should emphasize performance based incentive compensation over base salary compensation. To accomplish the Committee's compensation objectives for the Company and to attract, motivate and retain key executives for the management and long term success of the Company, the Company has developed compensation programs which provide executive officers a base salary and the opportunity to earn additional compensation based on the profits and overall success of the Company. Compensation programs include salary and incentive plans.

     The Company's executive compensation programs have three principal components: base salary, incentive compensation awards and stock option grants. Factors considered when determining the base salary for an officer of the Company include the position of the officer, the amount of responsibility associated with such position, past performance of such responsibilities, dedication to the pursuit of achieving individual and Company goals and the overall results of the Company. The Committee believes that the base salaries of the Company's executive officers are generally below or similar to the amounts paid to comparable officers at other companies of the same or similar size and in the businesses currently and previously conducted by the Company, and, therefore, incentive compensation in the form of awards under the Incentive Plan and stock option grants are key components of the total compensation paid or awarded to officers of the Company. The type and amount of incentive compensation is a function of the performance of both Company and individual participants in the particular plan. For example, the Company's Incentive Compensation Plan (the "Incentive Plan") is a cash based plan directly linked to the Company's financial performance while the Option Plans provide a method whereby the officers can share in the long-term growth and success of the Company. The Committee believes these components collectively provide an appropriate relationship between an executive's compensation and the Company's financial performance. The Incentive Plan provides for an incentive compensation pool equal to 10% of the Company's annual pretax income, subject to certain adjustments that may be made by the Committee to remove the effect of events or transactions not in the ordinary course of the Company's operations. Officers and key operations and senior corporate management employees (the "Eligible Employees") of the Company and its subsidiaries are eligible for participation in the Incentive Plan. In addition, a portion of the incentive pool established under the Incentive Plan may be used for bonuses to full time employees who do not otherwise have an opportunity to obtain a specified level of commission or bonuses. The Eligible Employees are determined each year by the Committee based upon the recommendations of the President and Chief Executive Officer. An Eligible Employee may not receive a distribution from the incentive compensation pool for any fiscal year that exceeds 20% of the available incentive compensation pool or 100% of the Eligible Employee's base salary for the fiscal year, unless otherwise provided in the Eligible Employee's employment agreement with the Company. The Compensation Committee ultimately determines the percentage, if any, to be awarded to an Eligible Employee. No awards were made under the Incentive Plan for fiscal 2002.

     The Compensation Committee reviews the performance of the Chief Executive Officer and other officers of the Company annually. The Compensation Committee makes recommendations to the Board with respect to salaries and determines awards to be made under the Incentive Plan. The Compensation Committee also determines recipients of, and the number of shares to be covered by, options granted under the Option Plans to all employees, including officers. Incentive compensation and stock option grants for executive officers are determined by evaluating the performance of the individuals reviewed, their contributions to the performance of the Company, their responsibilities, experience and potential, their period of service at current salary and compensation practices for comparable positions at other companies. Financial results, nonfinancial measures and the Chief Executive Officer's evaluation of other executive officers are considered.

     In November 1995, the Board of Directors appointed Anthony J. Caldarone as Chairman, President and Chief Executive Officer of the Company. Mr. Caldarone had previously served in such capacity from the inception of the Company in 1981 through May 1993. In connection with the appointment of Mr. Caldarone as Chairman, President and Chief Executive Officer, the Board approved an employment agreement between the Company and Mr. Caldarone which provides for a minimum base salary of $250,000 per year. In approving the employment agreement and the compensation payable thereunder, the Board considered the compensation paid to chief executive officers of similarly situated companies, as well as Mr. Caldarone's qualifications and prior experience in serving in such capacity. See "Employment Agreement with Chief Executive Officer" for a more detailed description of the terms of the employment agreement between the Company and Mr. Caldarone. In October 2001, Mr. Caldarone proposed a reduction of his annual base salary to $165,000, which was approved by the Committee. In January 2002, Mr. Caldarone proposed a further reduction in his annual base salary to $100,000, which reduction was approved by the Committee. In February 2003, the Committee, after considering the Company's operating performance and the progress made by the Company in achieving its strategic plan in fiscal 2002, determined, as suggested by Mr. Caldarone, that no additional stock options would be granted to Mr. Caldarone and no increase in Mr. Caldarone's base salary would be made. In addition, after considering the Company's declining liquidity position, as well as the reduction in Mr. Caldarone's day to day responsibilities as a result of the appointment of John G. Yates as President of the Company in September 2002, the Board of Directors and Mr. Caldarone agreed in February 2003 that in order to reduce the Company's future obligations, effective March 1, 2003, the amount of Severance Compensation payable to Mr. Caldarone under his Employment Agreement would be reduced by the amount of salary thereafter paid to Mr. Caldarone as Chairman and Chief Executive Officer of the Company. The Company agreed to a similar arrangement with Mr. Yates, the Company's President, who is entitled under certain circumstances to a severance benefit equal to six month's base salary under the Company's severance policy.

     In 1993, the Internal Revenue Code of 1986, as amended (the "Code"), was amended to add Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives. Certain performance-based compensation that has been approved by shareholders is not subject to the deduction limit. The Company believes that compensation paid to its officers under all of its compensation plans, except the Incentive Plan, options to acquire 163,000 shares of Common Stock under the 1993 Option Plan and options to acquire 120,000 shares of Common Stock granted to Mr. Hill pursuant to his employment agreement entered into in connection with the Company's acquisition of iAW, Inc. will qualify as performance based compensation, and will therefore be exempt from the $1,000,000 deduction limit.

Submitted by:

Mark N. Fessel
Frank Cavell Smith, Jr.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee operates under a written charter adopted by the Board of Directors. J. Ernest Brophy, Mark N. Fessel (who was appointed to the Audit Committee in April 2002) and Frank C. Smith, Jr. are the members of the Audit Committee. Gerald W. Stanley served on the Audit Committee in fiscal 2001 and until his resignation as a director in March 2002. Each of the members of the Audit Committee is independent as that term is defined in the Sarbanes-Oxley Act of 2002 and the American Stock Exchange Listing Standards. The rules of the American Stock Exchange require that the Audit Committee be comprised of three independent directors. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company's Annual Report with management.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standard No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended November 30, 2002 for filing with the Securities and Exchange Commission.

     The Audit Committee has also considered whether the independent public accountants' provision of non-audit services to the Company is compatible with maintaining their independence. Inasmuch as no such non-audit services were provided in fiscal 2002, the Audit Committee has determined that the nature and substance of non-audit services did not impair the status of Aidman, Piser & Company P.A. as the Company's independent auditors.

Submitted by:

J. Ernest Brophy
Mark N. Fessel
Frank C. Smith, Jr.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its executive officers, directors and greater than ten percent shareholders complied with all filing requirements applicable to them with respect to events or transactions during fiscal 2002, except that Forms 4 required to be filed by Mr. Yates, Mr. Corley, Ms. Caldarone and Ms. Camisa in November 2002 in connection with a grant of stock options and a Form 5 required to be filed by Mr. Hill in January 2003 with respect to an acquisition of Common Stock under the 2000 Plan in March 2002 and the grant of stock options in April 2002 were filed late.

                PROPOSAL TO AMEND THE 2000 EQUITY INCENTIVE PLAN


     On March 27, 2003, the Board of Directors approved, subject to shareholder approval, an amendment to the 2000 Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 800,000 to 1,300,000 shares, an increase of 500,000 shares. The Company is seeking shareholder approval of the amendment to the 2002 Plan as directed by the Board of Directors.

     The Company's Board approved the 2000 Plan at its meeting on January 27, 2000, subject to the approval by the Company's shareholders. The shareholders of the Company approved the 2000 Plan at their annual meeting on April 17, 2000, and the 2000 Plan became effective as of that date. The general nature and purpose of the 2000 Plan is to enhance the ability of the Company to attract and retain the services of employees and other persons who have made or are expected to make significant contributions to the business of the Company and its subsidiaries by providing such persons with an opportunity to acquire shares of the Company's Common Stock, or receive other stock-based awards.

     A total of 797,378 shares of Common Stock have been issued or are subject to options granted under the 2000 Plan. Accordingly, at present, there are only 2,622 shares remaining available for stock options and other stock-based awards to be granted under the 2000 Plan. The Company currently has no other stock option plans that have more than 3,622 shares available for the grant of stock options and other stock-based awards to officers, employees and directors. The Board considers that an increase in the number of shares available for stock options and other stock-based awards to be granted under the 2000 Plan is necessary to fulfill the purposes that the Company seeks to achieve with the 2000 Plan. The shareholders will be asked at the annual meeting to adopt and approve the amendment to increase the number of shares of the Company's Common Stock reserved for issuance under the 2000 Plan.

     Adoption of this proposed amendment requires the affirmative vote of a majority of the votes cast at the annual meeting by holders of Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE 2000 EQUITY INCENTIVE PLAN.

SUMMARY OF MATERIAL PROVISIONS OF THE 2000 PLAN

     Set forth below is a discussion of the material terms of the 2000 Plan. Such discussion is qualified by reference to the full text of the 2000 Plan. The Company will furnish without charge a copy of the 2000 Plan to any shareholder of the Company upon receipt of a request for a copy of the 2000 Plan. Requests may be directed to the Company's Secretary at Calton, Inc., 43 W. Front Street, Suite 15, Red Bank, New Jersey 07701.

     GENERAL

     The 2000 Plan is administered by the Compensation Committee which is authorized to grant (i) "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (ii) nonqualified stock options, (iii) stock appreciation rights ("SARs"), (iv) restricted stock grants,
(v) deferred stock awards and (vi) other stock based awards to employees of the Company and its subsidiaries. The Compensation Committee determines (i) the recipients of awards under the Plan ("Awards"), (ii) the times at which Awards will be made, (iii) the size and type or types of Awards to be made to each recipient and (iv) the terms, conditions and limitations applicable to each Award granted. The Compensation Committee has full and exclusive power to interpret the 2000 Plan, to adopt rules, regulations and guidelines relating to the 2000 Plan, to grant waivers of 2000 Plan restrictions and to make all of the determinations necessary for its administration.

     Currently, the aggregate number of shares of Common Stock reserved for issuance pursuant to Awards granted under the 2000 Plan is 800,000 shares. The effect of the proposed amendment would be to increase the number of shares issuable under the 2000 Plan, or grants based or shares reserved for issuance under the 2000 Plan, by 500,000 shares, to 1,300,000 shares. The maximum number of shares of Common Stock which may be issued to the Chief Executive Officer ("CEO") of the Company pursuant to all Awards granted to the CEO under the 2000 Plan may not exceed thirty-five percent (35%) of the number of shares of the Company's Common Stock reserved for issuance under the 2000 Plan. The maximum number of shares of the Company's Common Stock awarded to any other participant eligible to receive Awards pursuant to all Awards granted to such participant under the 2000 Plan may not exceed twenty percent (20%) of the number of shares of the Company's Common Stock reserved for issuance under the 2000 Plan. The 2000 Plan will terminate on January 27, 2010 unless earlier terminated by the Board of Directors.

     Those eligible to receive Awards under the 2000 Plan (each, a "Participant" and collectively, the "Participants") are persons in the employ of the Company or any of its subsidiaries designated by the Committee ("Employees") and other persons or entities who, in the opinion of the committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, including, without limitation, consultants and agents of and advisors to the Company or any subsidiary. A "subsidiary" for purposes of the 2000 Plan is a present or future corporation of which the Company owns or controls, or will own or control, more than 50% of the total combined voting power of all classes of stock or other equity interests.

     AWARDS UNDER THE 2000 PLAN

     STOCK OPTIONS. The Compensation Committee may grant either incentive stock options or non-qualified stock options under the 2000 Plan. Only employees of the Company may be granted incentive stock options. The exercise price of each option must be equal to the "fair market value" (as defined below) of the Common Stock on the date the option is granted to the Participant; provided, however, that (i) in the Compensation Committee's discretion, the exercise price of a nonqualified option may be less than the fair market value of the Common Stock on the date of grant; (ii) with respect to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of an incentive stock option granted to such Participant may not be less than 110% of the fair market value of the Common Stock on the date the option is granted; and (iii) with respect to any option repriced by the Compensation Committee, the exercise price must be equal to the fair market value of the Common Stock on the date such option is repriced unless otherwise determined by the Compensation Committee. For purposes of the exercise price of an option, "fair market value" means the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange. The term of each option granted to a Participant pursuant to the 2000 Plan is determined by the Compensation Committee; provided, however, that in no case may an option be exercisable more than ten years (five years in the case of an incentive stock option granted to a ten-percent stockholder) from the date of the grant.

     STOCK APPRECIATION RIGHTS. An SAR is an Award entitling the recipient to receive payment, in cash and/or shares of Common Stock, determined in whole or in part by reference to appreciation in the value of a share of Common Stock. An SAR entitles the recipient to receive in cash and/or shares of Common Stock, with respect to each SAR exercised, the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date the SAR was granted.

     The Compensation Committee may grant SARs either alone or in combination with an underlying stock option. The term of an SAR and the time or times at which an SAR are exercisable are set by the Compensation Committee; provided, that an SAR granted in tandem with an option can be exercisable only at such times and to the extent that the related option is exercisable. An SAR granted in tandem with an incentive stock option may be exercised only when the market price of the shares of Common Stock subject to the incentive stock option exceeds the exercise price of the incentive stock option, and the SAR may be for no more than 100% of the difference between the exercise price of the underlying incentive stock option and the fair market value of the Common stock subject to the underlying incentive stock option at the time the SAR is exercised. At the option of the Compensation Committee, upon exercise, an SAR may be settled in cash, Common Stock or a combination of both.

     RESTRICTED STOCK GRANTS. The Compensation Committee may grant shares of Common Stock under a restricted stock grant which sets forth the applicable restrictions, conditions and forfeiture provisions which shall be determined by the Compensation Committee and which can include restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, subsidiary and Company performance. Shares of Common Stock may be granted pursuant to a restricted stock grant for no consideration or for any consideration as determined by the Compensation Committee. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Compensation Committee, any Participant receiving an Award of Restricted Stock will have all the rights of a stockholder of the Company with respect to the shares of Restricted Stock, including the right to vote the shares and the right to receive any dividends thereon.

     DEFERRED STOCK AWARDS. The Compensation Committee may grant shares of Common Stock under a deferred stock award, with the delivery of such shares of Common Stock to take place at such time or times and on such conditions as the Compensation Committee may specify. At the time any deferred stock award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

     FORMULA AWARDS. Each time an individual who is not an employee of the Company or a subsidiary of the Company is elected or reelected as a director of the Company, the director receives non-qualified stock options to acquire 10,000 shares of the Company's Common Stock. Each such option (a "Formula Option") (i) has a per share exercise price equal to the fair market value of the Common Stock on the date of such grant, (ii) has a term of five years and (iii) becomes exercisable on the first anniversary of the date of grant. In order for a non-employee director to receive a Formula Option, such director must have attended 75% of all Board meetings and 75% of all meetings of the Board committee(s) of which the director was a member held during the prior 12 months while such director was a member of the Board and committee(s).

     DIRECTORS FEES. Directors of the Company may elect to receive all or a portion of their annual retainer fee and meetings fees in the form of the Company's Common Stock. Shares of Common Stock having an aggregate fair market value equal to the aggregate amount of Board fees paid in stock will be issued to a director who elects to receive fees in the form of stock no later than 15 business days following the date of payment of the Board fees by the Company.

     FEDERAL INCOME TAX CONSEQUENCES

     STOCK OPTIONS. The grant of an incentive stock option or a nonqualified stock option does not result in income for the grantee or in a deduction for the Company.

     The exercise of a nonqualified stock option results in ordinary income for the grantee and a business deduction for the Company measured by the difference between the option's exercise price and the fair market value of the shares of Common Stock received at the time of exercise. If the Company is required to withhold income taxes in connection with the exercise of a nonqualified stock option, the Compensation Committee may, in its discretion, permit such withholding obligation to be satisfied by the delivery of shares of Common Stock held by the grantee or to be delivered to the grantee upon exercise of the option.

     The exercise of a qualified incentive stock option does not result in income for the grantee or in a business deduction for the Company; provided, that the employee does not dispose of the shares of Common Stock acquired upon exercise within two years after the date of grant of the option and one year after the transfer of the shares of Common stock upon exercise, and provided further that, the employee is employed by the Company or a subsidiary of the Company from the date of grant until three months before the date of exercise. If these requirements are met, the employee's basis in the shares of Common Stock would be the exercise price. Any gain related to the subsequent disposition of shares of Common Stock will be taxed to the employee as a long-term capital gain and the Company will not be entitled to any deduction. The excess of the fair market value of the Common Stock on the date of exercise over the exercise price is an item of tax preference for the employee, potentially subject to the alternative minimum tax.

     If an employee should dispose of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of either of the designated holding periods, the employee recognizes ordinary income and the Company is entitled to a business deduction in an amount equal to the lesser of the fair market value of the shares of Common Stock on the date of exercise minus the option exercise price or the amount realized on disposition of the shares of Common Stock minus the option exercise price. Any gain in excess of the ordinary income recognized by the employee is taxable as long-term or short-term capital gain, depending on the holding period. If an option, intended to be an incentive stock option, does not satisfy all of the requirements of an incentive stock option pursuant to Section 422 of the Code when granted, the employee recognizes ordinary income upon exercise of the option and the Company is entitled to a business deduction in an amount equal to the fair market value of the shares of Common Stock on the exercise date minus the option exercise price. Income tax withholding would be required. In the event an option intended to be an incentive stock option does not qualify as such when granted or when exercised, the Board of Directors believes that any related deduction should not be subject to the annual $1 million per capita limitation on employee remuneration for the Named Officers of the Company imposed by Section 162(m) of the Code. The Board of Directors believes that the income recognized by an employee or other participant upon the exercise of an option granted under the 2000 Plan should be qualified performance-based compensation and, therefore, an exception to the limitations imposed on the Company by Section 162(m) of the Code with respect to the deductibility of a Named Officer's compensation during a particular calendar year.

     SARS. The grant of an SAR does not result in income for the grantee or in a business deduction for the Company for federal income tax purposes. Upon the exercise of an SAR, the grantee recognizes ordinary income and the Company is entitled to a business deduction measured by the fair market value of the shares of Common Stock plus any cash received. Income tax withholding would be required for employees of the Company and its subsidiaries. The Board of Directors believes that any income related to the exercise of SARs should be exempt from the $1 million limit of Section 162(m) of the Code pursuant to the performance-based compensation exception.

     RESTRICTED STOCK GRANTS AND DEFERRED STOCK AWARD. If the shares of Common Stock issued pursuant to a restricted stock grant or deferred stock award are subject to restrictions resulting in a "substantial risk of forfeiture" pursuant to the meaning of such term under Section

83 of the Code, the restricted stock grant or deferred stock award does not result in income for the grantee or in a business deduction for the Company for federal income tax purposes. If there are no such restrictions, conditions, limitations or forfeiture provisions, the grantee recognizes ordinary income and the Company is entitled to a business deduction upon receipt of the shares of Common Stock. Dividends paid to the grantee while the stock remained subject to any restrictions would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee receives ordinary income and the Company is entitled to a business deduction, subject to the $1 million deduction limitation under Section 162(m), measured by the fair market value of the shares of Common Stock at the time of lapse. Income tax withholding would be required for employees of the Company and its subsidiaries.

     OTHER STOCK BASED AWARDS. Any employee of the Company or any of its subsidiaries who receives shares of Common Stock as bonus compensation or in lieu of the employee's cash compensation shall recognize ordinary income, and the Company shall be entitled to a business deduction, subject to the $1 million deduction limitation under Section 162(m), measured by the fair market value of the shares of Common Stock issued to the employee.

     OTHER INFORMATION

     If there is a stock split, stock dividend or other relevant change affecting the Company's Common Stock, appropriate adjustments will be made in the number of shares of Common Stock or in the type of securities to be issued pursuant to any award granted before such event. In the event of a merger, consolidation, combination or other similar transaction involving the Company in which the Company is not the surviving entity, either all outstanding stock options and SARs shall become exercisable immediately and all restricted stock grants and deferred stock awards shall immediately become free of all restrictions and conditions, or the Compensation Committee may arrange to have the surviving entity grant replacement awards for all outstanding awards. Upon termination of service prior to age 65 for any reason other than death or disability, stock options and SARs which are exercisable as of the date of such termination may be exercised within three months of the date of termination, and any restricted stock grants and deferred stock awards which are still subject to any restriction shall be forfeited to the Company. Upon death or disability or voluntary or involuntary termination of service after age 65, all stock options and SARs become immediately exercisable and may be exercised for a period of six months (in the case of death or disability) or three months (in the case of termination for reasons other than death or disability) after the date of termination, and all restricted stock grants and deferred stock awards shall become immediately free of all restrictions and conditions. The Compensation Committee has the discretionary authority to alter or establish the terms and conditions of an award in connection with the termination of service. The Board of Directors may amend, suspend or terminate the 2000 Plan, subject to shareholder approval if required by any applicable federal or state security laws, tax laws or corporate statute.

NEW PLAN BENEFITS

     As of March 28, 2003, no awards have been made under the 2000 Plan using any of the additional shares that will be reserved for issuance under the 2000 Plan if the proposed amendment is approved by shareholders; however, the non-employee directors of the Company

(Messrs. Brophy, Hill, Fessel and Smith) will be each entitled to a grant of options to acquire 10,000 shares of Common Stock pursuant to the Formula Option provisions of the 2000 Plan at a price equal to the fair market value of the Common Stock on the date of the 2003 annual meeting if the amendment is approved. Because other awards under the 2000 Plan are subject to the discretion of the Compensation Committee, the number of shares which will be subject to awards made under the 2000 Plan in fiscal year 2003 to the individuals or groups of individuals listed below and the terms of such awards are not currently determinable. The following table sets for the awards that were made during fiscal 2002 under the 2000 Plan to:

     o    The Company's executive officers;

     o    All current executive officers of the Company, as a group;

     o All current directors of the Company who are not executive officers, as a group;

     o    All nominees for election as director; and

     o All employees, including officers who are not executive officers, as a group.

                                                                   NUMBER OF
                                                                   ---------
                                                                    SHARES (1)     EXERCISE PRICE
                                                                    ----------     --------------
Anthony J. Caldarone,
     Chairman and Chief Executive Officer.......................        ---             ---

John G. Yates,
     President and nominee for election as director.............     90,000            $.155

Thomas C. Corley,
     Senior Vice President, Treasurer and Chief Financial
     Officer ...................................................     20,000             .155

Maria F. Caldarone,
     Executive Vice President...................................     20,000             .155

Laura A. Camisa,.
     Senior Vice President......................................     20,000             .155

All current executive officers as a group (4 persons)...........    150,000             .155

All current directors who are not executive
     officers as a group........................................     40,000             .57

Mark N. Fessel, nominee for election as director................     10,000             .57

All employees, including officers who are not executive
     officers, as a group.......................................      5,000             .155

(1) Excludes shares subject to options granted in January 2002 for services rendered in fiscal 2001 as follows: Mr. Caldarone - 75,000 shares; Mr. Yates - 25,000 shares; Mr. Corley - 20,000 shares; Ms. Caldarone - 30,000 shares; Ms. Camisa - 30,000 shares; all executive officers as a group - 160,000 shares; and all employees, including officers who are not executive officers as a group - 85,000 shares. Each of such options has an exercise price of $.61 per share.

The closing price of the Company's Common Stock on the American Stock Exchange was $0.11 per share on March 28, 2003.

     VOTE REQUIRED

     Approval and adoption by the Company's shareholders of the proposed amendment to the 2000 Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock present in person or represented by proxy.

     The Board of Directors recommends a vote "FOR" the approval and adoption of the amendment to the 2000 Plan.

                                  ANNUAL REPORT

     The annual report to shareholders for the fiscal year ended November 30, 2002 accompanies this Proxy Statement. Aidman, Piser & Company P.A. ("Aidman, Piser") has audited the financial statements of the Company for the three fiscal years ended November 30, 2002.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Selection of the independent public accountants for the Company is made by the Board of Directors. Effective December 10, 2001, the Company's Board of Directors approved the engagement of Aidman, Piser to serve as the Company's independent public accountants for the fiscal 2001 audit, and dismissed PricewaterhouseCoopers, LLP ("PricewaterhouseCoopers"), which had served as the Company's auditors from 1988 through 2000. The Company's Board of Directors, upon recommendation of its Audit Committee, approved the change in accountants. Neither of the reports of PricewaterhouseCoopers on the financial statements of the Company for the past two fiscal years contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principle.

     During the Company's fiscal years ended November 30, 1999 and 2000 and the subsequent interim period through December 10, 2001, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference to the subject matter of the disagreements in their reports for such fiscal years.

     During the Company's fiscal years ended November 30, 1999 and 2000 and the subsequent interim period through December 10, 2001, the Company did not consult with Aidman, Piser regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements by Aidman, Piser that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     As previously stated under the caption "Election of Directors," the Company's Board of Directors has an Audit Committee consisting of outside directors, and the present members of the committee are Mr. Brophy, Mr. Fessel and Mr. Smith.

     During fiscal 2002, and in connection with the audit of the Company's fiscal 2002 financial statements, Aidman, Piser provided audit and non-audit services to the Company as follows:

     (a) AUDIT FEES: Aggregate fees billed by Aidman, Piser for professional services rendered for the audit of the Company's fiscal year financial statements for the fiscal year ended November 30, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $58,384.

     (b)  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: None.

     (c)  ALL OTHER FEES: None.

     The Audit Committee of the Board has considered whether provision of the services described in sections (b) and (c) above is compatible with maintaining the independent accountant's independence and, inasmuch as Aidman, Piser provided no such services in fiscal 2002, determined that such services have not adversely affected Aidman, Piser's independence.

     A representative of Aidman, Piser will be present at the meeting and will have an opportunity to make a statement if the representative desires to do so. Said representative will also be available to respond to appropriate questions from shareholders of the Company.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals for presentation at the Company's next annual meeting must be received by the Company at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than November 20, 2003. The Company's by-laws contain certain procedures that must be followed in connection with shareholder proposals.

     THE MANAGEMENT OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS AND FOR THE PROPOSAL TO AMEND THE 2000 PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

     THE COMPANY SUBMITS TO THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-K. COPIES OF THE REPORT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST RECEIVED FROM ANY HOLDER OF RECORD OR BENEFICIAL OWNER OF SHARES OF COMMON STOCK OF THE COMPANY. REQUESTS SHOULD BE DIRECTED TO SHAREHOLDER RELATIONS, CALTON, INC., 43 WEST FRONT STREET, SUITE 15, RED BANK, NEW JERSEY 07701.

     ALL SHAREHOLDERS ARE URGED TO MARK, SIGN, DATE AND SEND IN THEIR PROXIES IN THE ENCLOSED ENVELOPE WITHOUT DELAY TO STOCKTRANS, INC., 44 WEST LANCASTER AVENUE, ARDMORE, PENNSYLVANIA 19003.

     PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                                     MARY H. MAGEE
                                                     SECRETARY

March 31, 2003

                                                                        APPENDIX

                                  CALTON, INC.
                           2000 EQUITY INCENTIVE PLAN

1.   PURPOSE.
     --------

     The purpose of this Calton, Inc. 2000 Equity Incentive Plan (the "Plan") is to advance the interests of Calton, Inc. (the "Company") and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons for such contributions; and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares of the Company's common stock, $.01 par value per share (the "Common Stock").

     The Plan is intended to accomplish these objectives by enabling the Company to grant awards ("Awards") in the form of incentive stock options ("ISOs"), nonqualified stock options ("Nonqualified Options") (ISOs and Nonqualified Options shall be collectively referred to herein as "Options"), stock appreciation rights ("SARs"), restricted stock ("Restricted Stock"), deferred stock ("Deferred Stock"), or other stock based awards ("Other Stock Based Awards"), all as more fully described below.

2.   ADMINISTRATION.
     ---------------

     The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee may be constituted to permit the Plan to comply with the "outside director" requirement of Section 162(m)(4)(c)(i) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, or any successor rules. The Committee will determine the recipients of Awards, the times at which Awards will be made, the size and type or types of Awards to be made to each recipient, and will set forth in each such Award the terms, conditions and limitations applicable to the Award granted. Awards may be made singly, in combination or in tandem. The Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties.

3.   EFFECTIVE DATE AND TERM OF PLAN.
     --------------------------------

     The Plan will become effective on January 27, 2000, but shall be subject to approval by the requisite vote of the Company's shareholders. Any Awards granted under the Plan prior to such shareholder approval shall be conditioned upon such shareholder approval and shall be null and void if such approval is not obtained.

     The Plan will terminate on January 27, 2010, subject to earlier termination of the Plan by the Board pursuant to Section 18 herein. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date pursuant to the terms of such Awards.

4.   SHARES SUBJECT TO THE PLAN.
     ---------------------------

     Subject to adjustment as provided in Section 16 herein, the aggregate number of shares of Common Stock reserved for issuance pursuant to Awards granted under the Plan shall be four million (4,000,000) shares. The maximum number of shares of Common Stock which may be issued to the Chief Executive Officer ("CEO") of the Company pursuant to all Awards granted the CEO under the Plan shall not exceed thirty-five percent (35%) of the number of shares of the Company's Common Stock reserved for issuance hereunder. The maximum number of shares of the Company's Common Stock awarded to any other "Participant" (as defined in Section 5 below) pursuant to all Awards granted to such Participant under the Plan shall not exceed twenty percent (20%) of the number of shares of the Company's Common Stock reserved for issuance hereunder.

     The shares of Common Stock delivered under the Plan may be either authorized but unissued shares of Common Stock or shares of the Company's Common Stock held by the Company as treasury shares, including shares of Common Stock acquired by the Company in open market and private transactions. No fractional shares of Common Stock will be delivered pursuant to Awards granted under the Plan and the Committee shall determine the manner in which fractional share value will be treated.

     If any Award requiring exercise by a Participant for delivery of shares of Common Stock is cancelled or terminates without having been exercised in full, or if any Award payable in shares of Common Stock or cash is satisfied in cash rather than Common Stock, the number of shares of Common Stock as to which such Award was not exercised or for which cash was substituted will be available for future Awards of Common Stock; provided, however, that Common Stock subject to an Option cancelled upon the exercise of an SAR shall not again be available for Awards under the Plan unless, and to the extent that, the SAR is settled in cash. Shares of Restricted Stock and Deferred Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan unless the Committee determines otherwise.

5.   ELIGIBILITY AND PARTICIPATION.
     ------------------------------

     Those eligible to receive Awards under the Plan (each, a "Participant" and collectively, the "Participants") will be persons in the employ of the Company or any of its subsidiaries designated by the Committee ("Employees") and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, including, without limitation, consultants and agents of the Company or any subsidiary. A "subsidiary" for purposes of the Plan will be a present or future corporation of which the Company owns or controls, or will own or control, more than 50% of the total combined voting power of all classes of stock or other equity interests.

6.   OPTIONS.
     --------

     (a) NATURE OF OPTIONS. An Option is an Award entitling the Participant to purchase a specified number of shares of Common Stock at a specified exercise price. Both ISOs, as defined in Section 422 of the Code, and Nonqualified Options may be granted under the Plan; provided however, that ISOs may be awarded only to Employees.

     (b) EXERCISE PRICE. The exercise price of each Option shall be equal to the "Fair Market Value" (as defined below) of the Common Stock on the date the Award is granted to the Participant; provided, however, that
          (i) in the Committee's discretion, the exercise price of a Nonqualified Option may be less than the Fair Market Value of the Common Stock on the date of grant; (ii) with respect to a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the option price of an ISO granted to such Participant shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date the Award is granted; and (iii) with respect to any Option repriced by the Committee, the exercise price shall be equal to the Fair Market Value of the Common Stock on the date such Option is repriced unless otherwise determined by the Committee. For purposes of this Plan, Fair Market Value shall mean the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange, or if not reported on the American Stock Exchange, on the principal securities exchange on which the Common Stock is listed, or if not so listed, the high and low sales prices (or the average of the high asked and low bid prices of the Common Stock if sales price information is not reported) of the Common Stock as reported by the Nasdaq Stock Market or, if not reported on the Nasdaq Stock Market, by the NASD OTC Bulletin Board or similar quotation service. If the Common Stock is not publicly traded, Fair Market Value shall be determined in good faith by the Board of Directors.

     (c) DURATION OF OPTIONS. The term of each Option granted to a Participant pursuant to an Award shall be determined by the Committee; provided, however, that in no case shall an Option be exercisable more than ten
          (10) years (five (5) years in the case of an ISO granted to a ten-percent stockholder as defined in (b) above) from the date of the Award.

     (d) EXERCISE OF OPTIONS AND CONDITIONS. Except as otherwise provided in Sections 16 and 17 herein, and except as otherwise provided below with respect to ISOs, Options granted pursuant to an Award will become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify at the time of the Award. The Options may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, division and Company performance. To the extent exercisable, an Option may be exercised either in whole at any time or in part from time to time. With respect to an ISO granted to a Participant, the Fair Market Value of the shares of Common Stock on the date of grant which are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

     (e) PAYMENT FOR AND DELIVERY OF STOCK. Full payment for shares of Common Stock purchased will be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price will be made in cash or in such other form as the Committee may permit, including, without limitation, delivery of shares of Common Stock.

7.   STOCK APPRECIATION RIGHTS.
     --------------------------

     (a) NATURE OF STOCK APPRECIATION RIGHTS. A SAR is an Award entitling the recipient to receive payment, in cash and/or shares of Common Stock, determined in whole or in part by reference to appreciation in the value of a share of Common Stock. A SAR entitles the recipient to receive in cash and/or shares of Common Stock, with respect to each SAR exercised, the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date the SAR was granted.

     (b) GRANT OF SARS. SARs may be subject to Awards in tandem with, or independently of, Options granted under the Plan. A SAR granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. A SAR granted in tandem with an ISO may be granted only at the time the ISO is granted and may expire no later than the expiration of the underlying ISO.

     (c) EXERCISE OF SARS. A SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. A SAR granted in tandem with an Option will be exercisable only at such times, and to the extent, that the related option is exercisable. A SAR granted in tandem with an ISO may be exercised only when the market price of the shares of Common Stock subject to the ISO exceeds the exercise price of the ISO, and the SAR may be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying ISO and the Fair Market Value of the Common Stock subject to the underlying ISO at the time the SAR is exercised. At the option of the Committee, upon exercise, an SAR may be settled in cash, Common Stock or a combination of both.

8.   RESTRICTED STOCK.
     -----------------

     A Restricted Stock Award entitles the recipient to acquire shares of Common Stock, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as may be determined by the Committee.

     The Award may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, division and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Committee, any Participant receiving an Award of Restricted Stock will have all the rights of a stockholder of the Company with respect to the shares of Restricted Stock, including the right to vote the shares and the right to receive any dividends thereon.

9.   DEFERRED STOCK.
     ---------------

     A Deferred Stock Award entitles the recipient to receive shares of Common Stock to be delivered in the future. Delivery of the shares of Common Stock will take place at such time or times, and on such conditions, as the Committee may specify. At the time any Deferred Stock Award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

10.  DIRECTOR'S FEES.
     ----------------

     Subject to the limitation contained in Section 4 of this Plan on the number of shares of Common Stock which may be issued pursuant to this Plan, any member of the Board who provides written notice to the Company shall be entitled to receive all or a portion of the member's annual board retainer fee, Board meeting fees, and Board committee fees in the form of shares of the Company's Common Stock. Any member of the Board who desires to receive all or any part of such Board fees in shares of Common Stock must provide the Chief Financial Officer of the Company with written notice of the member's election (an "Election") to receive payment of Board fees in this form no later than five (5) business days prior to the date of payment of such fees. Shares of Common Stock with an aggregate Fair Market Value, on the date preceding the date of payment of Board fees, equal to the aggregate amount of such Board fees shall be issued to the Board member no later than fifteen (15) business days following the date of payment of such Board fees by the Company.

11.  FORMULA AWARDS.
     ---------------

     On each date that (i) an individual who is not an employee of the Company or any subsidiary is elected or reelected as a director by the shareholders of the Company and (ii) that an annual meeting of shareholders of the Company is held during the term of office of such director (but excluding any annual meeting at which such director's term of office expires and such director is not reelected) such director shall receive, on such date, a grant of Nonqualified Stock options to acquire ten thousand (10,000) shares of Common Stock and each such Option shall have a per share exercise price equal to the Fair Market Value of the Common Stock on such date of grant. Each Nonqualified Stock Option granted to a non-employee Director pursuant to this Section 11 shall have a term of five (5) years from the date of grant and shall vest and become fully exercisable on the first anniversary of such date of grant. In order for a non-employee Director to be granted such Nonqualified Stock options, the Director must have attended seventy-five (75%) of all Board meetings and seventy-five percent (75%) of all Board committee meetings, of which the Director is a member, called and held during the previous twelve (12) months while such Director was a member of the Board and committees). Notwithstanding anything to the contrary set forth above, no awards of Nonqualified Stock Options shall be made pursuant to this Section 11 to a Director who is receiving a comparable award under the Company's 1996 Equity Incentive Plan. The provisions of this Section 11 of the Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

12.  OTHER STOCK BASED AWARDS.
     -------------------------

     The Committee shall have the right to grant Other Stock Based Awards under the Plan to Employees which may include, without limitation, the grant of shares of Common Stock as bonus compensation and the issuance of shares of Common Stock in lieu of an Employee's cash compensation.

13.  AWARD AGREEMENTS.
     -----------------

     The grant of any Award under the Plan may be evidenced by an agreement which shall describe the specific Award granted and the terms and conditions of the Award. Any Award shall be subject to the terms and conditions of any such agreement required by the Committee.

14.  TRANSFERS.
     ----------

     No Award (other than an outright Award in the form of Common Stock without any restrictions) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and, during a Participant's lifetime, will be exercisable only by the Participant or, in the event of a Participant's incapacity, by the Participant's guardian or legal representative.

15.  RIGHTS OF A STOCKHOLDER.
     ------------------------

     Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder of the Company. The Participant will obtain such rights, subject to any limitations imposed by the Plan, or the instrument evidencing the Award, upon actual receipt of shares of Common Stock.

16.  CONDITIONS ON DELIVERY OF STOCK.
     --------------------------------

     The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restrictions or legends from shares of Common Stock previously delivered under the Plan until, (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (b) until the shares of Common Stock to be delivered have been listed or authorized to be listed on the American Stock Exchange (or such other exchange or quotation system on which shares of Common Stock may be listed or quoted), and (c) until all other legal matters in connection with the issuance and delivery of such shares of Common Stock have been approved by the Company's counsel. If the sale of shares of Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), and qualified under the appropriate "blue sky" laws, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and laws and may require that the certificates evidencing such shares of Common Stock bear an appropriate legend restricting transfer.

     If an Award is exercised by a Participant's legal representative, the Company will be under no obligation to deliver shares of Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

17.  TAX WITHHOLDING.
     ----------------

     The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and to condition the obligation to deliver or vest shares of Common Stock under this Plan upon the Participant's paying the Company such amount as the Company may request to satisfy any liability for applicable withholding taxes. The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability either by delivery of shares of Common Stock held by the Participant or by withholding shares of Common Stock to be delivered to a Participant upon the grant or exercise of an Award.

18.  ADJUSTMENT OF AWARD.
     --------------------

     (a) In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of the Common Stock then subject to any Award and the number of shares of the Common Stock which may be issued under the Plan but not yet covered by an Award shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of Common Stock or other securities of the Company or of another corporation or for cash, whether through reorganization, recapitalization, stock split, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Award, the number and kind of shares of stock or other securities or the amount of cash into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

     (b) In the event of a proposal, which is approved by the Board, of any merger or consolidation involving the Company where the Company is not the surviving entity, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding Common Stock (such merger, consolidation, sale of assets, or other transaction being hereinafter referred to as a "Transaction"), all outstanding options and SARs shall become exercisable immediately before or contemporaneously with the consummation of such Transaction and each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions upon consummation of such Transaction. Immediately following the consummation of the Transaction, all outstanding Options and SARs shall terminate and cease to be exercisable.

          In lieu of the foregoing, if the Company will not be the surviving corporation or entity, the Committee may arrange to have such acquiring or surviving corporation or entity, or an "Affiliate,, (as defined below) thereof, grant replacement Awards which shall be immediately exercisable to Participants holding outstanding Awards.

          The term "Affiliate," with respect to any Person, shall mean any other Person who is, or would be deemed to be an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. The term "Person" shall mean a corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

     (c) In the event of the dissolution or liquidation of the Company (except a dissolution or liquidation relating to a sale of assets or other reorganization of the Company referred to in the preceding sections), the outstanding options and SARs shall terminate as of a date fixed by the Committee; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each Participant who shall have the right during such period to exercise the Participant's Options or SARs as to all or any part of the shares of Common Stock covered thereby. Further, in the event of the dissolution or liquidation of the Company, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions.

19.  TERMINATION OF SERVICE.
     -----------------------

     Upon a Participant's termination of service with the Company or a subsidiary (if an employee only of a subsidiary), any outstanding Award shall be subject to the terms and conditions set forth below, unless otherwise determined by the Committee:

     (a) In the event a Participant leaves the employ or service of the Company or a subsidiary of the Company, prior to the Participant's 65th birthday, whether voluntarily or otherwise but other than by reason of the Participant's death or

          "disability" (as such term is defined in Section 22(e)(3) of the Code), each Option and SAR granted to the Participant shall terminate upon the earlier to occur of (i) the expiration of the period three
          (3) months after the date of such termination and (ii) the date specified in the Option or SAR; provided, that, prior to the termination of such Option or SAR, the Participant shall be able to exercise any part of the Option or SAR which is exercisable as of the date of termination. Further, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award which remains subject to any restrictions or conditions of the Award shall be forfeited to the Company upon such date of termination.

     (b) In the event a Participant's employment with or service to the Company or its subsidiaries terminates by reason of the Participant's death or "disability" (as such term is defined in Section 22(e)(3) of the Code), each Option and SAR granted to the Participant shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of the period six (6) months after the date of such termination and (ii) the date specified in the option or SAR. Further, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions upon the date of such termination.

     (c) In the event a Participant voluntarily or involuntarily leaves the employ or service of the Company or a subsidiary of the Company, after the Participant's 65th birthday, each Option and SAR granted to the Participant shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of three (3) months after the date of such termination and (ii) the date specified in the Option or SAR. Further, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions upon the date of such termination.

20.  AMENDMENTS AND TERMINATION.
     ---------------------------

     The Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan; provided, that, except for adjustments under Section 16 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award.

     The Board may amend, suspend or terminate the Plan, subject to shareholder approval if so required by any applicable federal or state securities laws, tax laws or corporate statute, except that no action may, without the consent of a Participant, adversely affect any Award previously granted to the Participant under the Plan.

21.  SUCCESSORS AND ASSIGNS.
     -----------------------

     The provisions of this Plan shall be binding upon all successors and assigns of any such Participant including, without limitation, the estate of any such Participant and the executors, administrators, or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any such Participant.

22.  MISCELLANEOUS.
     --------------

     (a) This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

     (b) Any and all funds received by the Company under the Plan may be used for any corporate purpose.

     (c) Nothing contained in the Plan or any Award granted under the Plan shall confer upon a Participant any right to be continued in the employment of the Company or any subsidiary, or interfere in any way with the right of the Company, or its subsidiaries, to terminate the employment relationship at any time.

                                  CALTON, INC.
       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2003

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF CALTON, INC.

P KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Anthony J. Caldarone and Laura A. Camisa and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with
R full power of substitution, to vote with respect to all the shares of Common Stock of CALTON, INC., standing in the name of the undersigned at the close of business on March 28, 2003, at the annual meeting of
O shareholders to be held at 2013 Indian River Boulevard, Vero Beach, Florida on May 21, 2003 and at any and all adjournments thereof, with all powers that the undersigned would possess if personally present and
X especially (but without limiting the general authorization and power hereby given) to vote as indicated on the reverse side hereof. Said proxies are authorized to vote in their discretion upon any other matters
Y     which may come before the meeting.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, AND IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE OF THIS CARD AND FOR THE PROPOSAL TO AMEND THE 2000 EQUITY INCENTIVE PLAN.





                                  COMMON STOCK

                                             (This proxy is continued from reverse side)


                                                                                                         Please mark your   |X|
                                                                                                votes as in this example.


                             FOR all nominees      WITHHOLD
                                (except as       AUTHORITY to
                             provided to the     vote for all
                             contrary below)       nominees
                                                                                       FOR        AGAINST          ABSTAIN
1.  Election of Mark N.            |_|               |_|         2.  Approval of       |_|          |_|              |_|
   Fessel and John G.                                                Amendment to
   Yates as Directors.                                               2000 Equity
                                                                     Incentive Plan


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, WRITE NOMINEE(S) NAME HERE:

-----------------------------------------------------

                                                                                       PLEASE MARK, SIGN, DATE
                                                                                     AND RETURN THE PROXY CARD
                                                                                     PROMPTLY USING THE ENCLOSING
                                                                                     ENVELOPE.

Signature(s) of Shareholder(s)______________________________________________________________________________________________________
(Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)